UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2014

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2014, the Nominating, Compensation and Corporate Governance Committee ("NCCGC") of the Board of Directors of Simmons First National Corporation ("Company") and the Board of Directors for the Company adopted the Simmons First National Corporation Chief Executive Officer Long Term Incentive Plan. The sole eligible participant of the Plan is George A. Makris, Jr., Chairman and Chief Executive Officer. The purpose of the long term incentive plan is to align the CEO's compensation with the interests of the Company's shareholders and the Company's performance. The plan provides two types of long term incentive compensation: shares of the Company's stock and cash.  The stock component will be a special grant of Restricted Stock from the Simmons First National Corporation Executive Stock Incentive Plan -2010.  Both the stock and cash compensation components are performance based and will be subject to vesting at the end of a three (3) year performance period based on the Company's performance related to its 2016 diluted core earnings per share growth compared to internally set goals.  The diluted core earnings per share for 2013 were $1.69.

The NCCGC and the Board also adopted performance criteria and granted a potential long term incentive compensation award to the CEO of the Company. The award is divided into two (2) components: Company stock and cash. The Target number of shares was set to provide the CEO an incentive benefit from the stock component equal to his salary in effect as of January 1, 2014, $503,500 divided by the price per shares as of December 31, 2013. The table below sets forth the (i) performance criteria for payout of the stock component ("Performance Criteria"); and (ii) the number of shares of Restricted Stock that will vest upon achievement of threshold, target or maximum performance points for the Performance Criteria applicable.

Vesting Category	Required Diluted Core EPS Performance Points (2016)	Pct. Increase over 2013 Diluted Core EPS	Number of Shares Vested
Threshold (50%)	$2.90	72%	6,777
Target (100%)	$3.16	87%	13,552
Maximum (200%)	$3.43	103%	27,106

The cash component of the Award consists of a cash bonus in amount equal to the dividends that would have been paid during the performance period on the number of shares of Restricted Stock in the Award that vest in the CEO. The following table illustrates the cash component payable based upon the current Company dividend rate of $0.84 per year.

Vesting Category	Required Diluted Core EPS Performance Points (2016)	Cash Bonus
Threshold (50%)	$2.90	$17,078
Target (100%)	$3.16	$34,151
Maximum (200%)	$3.43	$68,302

If less than the threshold level is achieved for the Performance Criteria, then no incentive compensation will be payable under the plan.  If the diluted Core EPS performance is in excess of the Threshold level but less than the Maximum level then the number of shares vested shall be computed on a prorated basis using the two closest performance levels from the table above.  No additional benefit will accrue for performance above the maximum level.

The description of the Simmons First National Corporation Chief Executive Officer Long Term Incentive Plan contained herein is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Board of Directors of the Company, upon recommendation of the Nominating, Compensation and Corporate Governance Committee adopted the Simmons First National Corporation Outside Director Stock Incentive Plan-2014 on February 24, 2014 and directed that the Plan be submitted to the Company's shareholders for approval at its next annual shareholders' meeting to be held on April 15, 2014.   The 2014 Plan provides for the grant of non-qualified stock options and restricted stock covering in the aggregate up to 100,000 shares of Class A Common Stock. The Plan allows shares which are the subject to terminated or expired options to again become available for grant. In administering the plan, the NCCGC, is granted discretion to: (i) designate participants from among the non-employee directors of the Company and (ii) determine the nature and amount of the awards to the participants.   A copy of the plan is included as Exhibit 10.2.

FOR MORE INFORMATION CONTACT:

DAVID W. GARNER
Executive Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1.	Simmons First National Corporation Chief Executive Officer Long Term Incentive Plan
Exhibit 10.2	Simmons First National Corporation Outside Director Stock Incentive Plan - 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: February 28, 2014	Robert A. Fehlman, Senior Executive Vice President,
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Simmons First National Corporation Chief Executive Officer Long Term Incentive Plan
10.2	Simmons First National Corporation Outside Director Stock Incentive Plan - 2014